UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 6, 2005

CAPITAL BANK CORPORATION

(Exact name of registrant as specified in its charter)

North Carolina (State or other jurisdiction of incorporation)	000-30062 (Commission File No.)	56-2101930 (I.R.S. Employer Identification Number)

4901 Glenwood Ave.
Raleigh, North Carolina 27612
(Address of principal executive offices)

(919) 645-6400
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02	DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS.

On September 6, 2005, Capital Bank Corporation (the "Company") appointed George C. Nicholson (Age 46) as its Chief Accounting Officer.

From October 1999 until December 2002, Mr. Nicholson served as President and Chief Financial Officer of London Pacific Life and Annuity Company (“London Pacific”) in Raleigh, North Carolina, a publicly traded life insurance company specializing in fixed accumulation products aimed at the U.S. retirement-savings market. From September 1994 to October 1999, Mr. Nicholson served as London Pacific’s Chief Financial Officer and Secretary. Since leaving London Pacific, Mr. Nicholson has spent time as a merger and acquisition consultant in Raleigh, North Carolina, advising clients on business development, strategic acquisitions, asset valuations and capital strategies, and as a finance officer in the investment research and accounting division of Nationwide Insurance. Prior to his time at London Pacific, Mr. Nicholson, who is also a certified public accountant, held various positions (including Senior Manager) at the accounting firm of Ernst & Young LLP from January 1985 until September 1994.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 8, 2005

CAPITAL BANK CORPORATION By: /s/B. Grant Yarber B. Grant Yarber President and Chief Executive Officer

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